Exhibit 99.1
Accenture Reports Strong Second-Quarter Fiscal 2007 Financial Results
— Revenues increase 16% to $4.75 billion, including record outsourcing revenues of $1.92 billion —
— EPS up 27% over prior-year adjusted results; Company raises EPS outlook for full fiscal year 2007 to range of $1.88-$1.93 —
— Bookings of $5.3 billion include record consulting bookings of $3.1 billion —

NEW YORK; March 27, 2007 — Accenture (NYSE: ACN) reported strong financial results for the second quarter of fiscal 2007, ended Feb. 28, with net revenues of $4.75 billion, a year-over-year increase of 16 percent in U.S. dollars and 10 percent in local currency. Consulting and outsourcing revenues both grew by double digits in U.S. dollars.
GAAP diluted earnings per share were $0.47, compared with $0.11 in the same period last year. EPS of $0.47 increased 27 percent over adjusted EPS of $0.37 in the second quarter last year, reflecting the items described below under Financial Review.
In addition, the company revised upward its expectations for EPS for the full fiscal year by $0.08, to a range of $1.88 to $1.93.
Operating income was $559 million (11.8 percent of net revenues), compared with $137 million (3.3 percent of net revenues) in the second quarter last year on a GAAP basis and $466 million (11.4 percent of net revenues) on an adjusted basis, reflecting the items described below under Financial Review. On this basis, Accenture expanded its operating margin by 40 basis points.
New bookings for the second quarter of fiscal 2007 were $5.33 billion, with outsourcing bookings of $2.25 billion and record consulting bookings of $3.08 billion.
William D. Green, Accenture’s chairman and CEO, said, “We delivered another strong quarter, demonstrating the strong fundamentals of our business, our continued momentum and the ongoing success in serving our clients and executing our strategy. We achieved revenue growth across every dimension of our business and double-digit earnings growth. Our solid bookings, which include record consulting bookings, reflect the continued demand for our services. We continue to focus on delivering value to our clients and shareholders while at the same time investing in our people and further sharpening and expanding the capabilities that help differentiate Accenture in the marketplace.”
Financial Review
In addition to providing year-over-year GAAP comparisons, Accenture is presenting results for the second quarter of fiscal 2006 on an adjusted basis, excluding the net impact of the NHS contract loss provision in that quarter (“the Provision”) and the benefit from a reduction in reorganization liabilities in that quarter. The company believes that adjusting for these items, which affect the comparability of results between periods, provides an additional meaningful comparison.

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2007 were $4.75 billion, compared with $4.10 billion for the second quarter of fiscal 2006, an increase of 16 percent in U.S. dollars and 10 percent in local currency.
•	Consulting net revenues were $2.83 billion, an increase of 15 percent in U.S. dollars and 9 percent in local currency over the second quarter last year.
•	Outsourcing net revenues were a record $1.92 billion, an increase of 17 percent in U.S. dollars and 12 percent in local currency over the same period last year.
GAAP diluted EPS for the second quarter of fiscal 2007 were $0.47, compared with $0.11 in the second quarter last year. EPS of $0.47 represents a 27 percent increase over the adjusted EPS of $0.37 for the second quarter last year. The adjusted EPS for the second quarter last year excludes a $0.27 net impact of the Provision and a $0.01 benefit from a reduction in reorganization liabilities.
GAAP operating income was $559 million, or 11.8 percent of net revenues, compared with $137 million, or 3.3 percent of net revenues, in the second quarter last year. On an adjusted basis, operating income for the second quarter last year was $466 million, or 11.4 percent of net revenues. On this basis, operating margin expanded 40 basis points over the second quarter last year.
Gross margin (gross profit as a percentage of net revenues) was 29.6 percent, compared with 21.2 percent on a GAAP basis and 30.2 percent on an adjusted basis in the second quarter last year.
Selling, general and administrative expenses were $839 million, or 17.7 percent of net revenues, compared with $739 million, or 18.0 percent of net revenues, on a GAAP basis and $767 million, or 18.7 percent of net revenues, on an adjusted basis in the second quarter last year.
The company’s effective tax rate for the second quarter of fiscal 2007 was 29.4 percent, which includes the effect of the reduction in the year-to-date tax rate from 36.7 percent to 34.9 percent as a result of changes in the forecasted geographic mix of income and final determinations of prior-year tax liabilities. The second-quarter tax provision also includes a non-recurring $21 million tax benefit related to a reduction in the valuation allowance on deferred tax assets, which resulted in a $0.02 benefit to GAAP diluted EPS for the quarter.
GAAP income before minority interest was $413 million, compared with $104 million in the second quarter last year.
For the three months ended Feb. 28, 2007, operating cash flow was $710 million; property and equipment additions were $76 million; and free cash flow, defined as operating cash flow net of property and equipment additions, was $634 million.
Accenture’s total cash balance at Feb. 28, 2007, was $2.96 billion, compared with $3.07 billion at Aug. 31, 2006. Cash combined with $267 million of fixed-income securities classified as investments on the company’s balance sheet was $3.23 billion, compared with $3.53 billion at Aug. 31, 2006. Total debt at Feb. 28, 2007, was $29 million.
New Bookings
New bookings for the second quarter of fiscal 2007 were $5.33 billion.
•	Consulting bookings were $3.08 billion, a new quarterly record.
•	Outsourcing bookings were $2.25 billion.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
•	Communications & High Tech: $1.086 billion, compared with $1.026 billion for the second quarter of fiscal 2006, an increase of 6 percent in U.S. dollars and 1 percent in local currency.
•	Financial Services: $1.051 billion, compared with $833 million for the same period last year, an increase of 26 percent in U.S. dollars and 18 percent in local currency.
•	Government: $655 million, compared with $598 million for the year-ago period, an increase of 10 percent in U.S. dollars and 6 percent in local currency.
•	Products: $1.165 billion, compared with $1.004 billion for the year-ago period, an increase of 16 percent in U.S. dollars and 11 percent in local currency.
•	Resources: $787 million, compared with $639 million for the same period last year, an increase of 23 percent in U.S. dollars and 18 percent in local currency.
Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
•	Americas: $2.043 billion, compared with $1.898 billion for the second quarter of fiscal 2006, an increase of 8 percent in U.S. dollars and 7 percent in local currency.
•	Europe, Middle East and Africa (EMEA): $2.334 billion, compared with $1.914 billion for the second quarter of fiscal 2006, an increase of 22 percent in U.S. dollars and 11 percent in local currency.
•	Asia Pacific: $373 million, compared with $291 million for the year-ago period, an increase of 28 percent in U.S. dollars and 24 percent in local currency.

Share Repurchase Activity
During the second quarter of fiscal 2007, Accenture repurchased or redeemed a total of 9.4 million shares for a total of $348 million. As previously announced, the company’s board of directors recently approved $1.5 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $2.6 billion.
Accenture’s board also recently approved the use of an additional $650 million solely in connection with Accenture SCA’s offer to purchase or redeem up to 19.7 million of its Class I common shares in a range of $30.50 to $33.00 per share, as well as up to an additional $144 million should Accenture SCA choose to increase the size of the offer in response to shareholder demand. The offer is expected to expire at midnight EDT on April 4, 2007.
Business Outlook
Third Quarter Fiscal 2007
Accenture expects net revenues for the third quarter of fiscal 2007 to be in the range of $4.9 billion to $5.1 billion.
Fiscal Year 2007
For the full fiscal year 2007, Accenture now expects net revenue growth to be at the high end of its previously communicated range of 9 percent to 12 percent in local currency. The company has revised its outlook for diluted EPS upward to the range of $1.88 to $1.93, which is $0.08 higher than its previously communicated range of $1.80 to $1.85.
The company continues to expect operating cash flow to be $1.95 billion to $2.15 billion; property and equipment additions to be $335 million; and free cash flow to be in the range of $1.6 billion to $1.8 billion. The company now expects its annual effective tax rate to be in the range of 34 percent to 36 percent. Accenture continues to target new bookings for fiscal 2007 in the range of $22 billion to $24 billion.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its second-quarter 2007 financial results. To participate, please dial +1 (866) 233-3844 [+1 (651) 291-0618 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 9:45 p.m. EDT Tuesday, March 27. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United

States, Puerto Rico and Canada] and entering access code 866857 from 9:45 p.m. EDT Tuesday, March 27 through 11:59 p.m. EDT Tuesday, April 10, 2007.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With more than 152,000 people in 49 countries, the company generated net revenues of US$16.65 billion for the fiscal year ended Aug. 31, 2006. Its home page is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
		% of Net		% of Net		% of Net		% of Net
	2007	Revenues	2006	Revenues	2007	Revenues	2006	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$4,749,838	100%	$4,102,795	100%	$9,503,926	100%	$8,272,270	100%
Reimbursements	419,515		388,317		831,786		761,858

Revenues	5,169,353		4,491,112		10,335,712		9,034,128

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,344,772	70.4%	3,234,139	78.8%	6,666,616	70.1%	6,083,306	73.5%
Reimbursable expenses	419,515		388,317		831,786		761,858

Cost of services	3,764,287		3,622,456		7,498,402		6,845,164
Sales and marketing	434,293	9.2%	393,412	9.6%	871,223	9.2%	802,014	9.7%
General and administrative costs	405,065	8.5%	345,347	8.4%	784,708	8.2%	739,113	8.9%
Reorganization costs (benefits), net	6,316		(7,415)		12,395		(2,031)

Total operating expenses	4,609,961		4,353,800		9,166,728		8,384,260

OPERATING INCOME	559,392	11.8%	137,312	3.3%	1,168,984	12.3%	649,868	7.9%

Gain on investments, net	33		1,792		2,887		3,230
Interest income	34,948		24,581		71,255		54,934
Interest expense	(6,862)		(4,558)		(11,984)		(9,243)
Other (expense) income	(3,433)		2,805		(5,899)		(13,142)

INCOME BEFORE INCOME TAXES	584,078	12.3%	161,932	3.9%	1,225,243	12.9%	685,647	8.3%

Provision for income taxes	171,542		57,820		406,850		253,689

INCOME BEFORE MINORITY INTEREST	412,536	8.7%	104,112	2.5%	818,393	8.6%	431,958	5.2%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(111,311)		(32,654)		(227,124)		(142,790)
Minority interest — other (1)	(4,503)		(1,778)		(10,315)		(4,548)

NET INCOME	$296,722	6.2%	$69,680	1.7%	$580,954	6.1%	$284,620	3.4%

CALCULATION OF EARNINGS PER SHARE:
Net income	$296,722		$69,680		$580,954		$284,620
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	111,311		32,654		227,124		142,790

Net income for diluted earnings per share calculation	$408,033		$102,334		$808,078		$427,410

EARNINGS PER SHARE:
— Basic	$0.49		$0.12		$0.97		$0.49

— Diluted	$0.47		$0.11		$0.93		$0.47

WEIGHTED AVERAGE SHARES:
— Basic	604,326,019		585,674,656		601,363,210		586,031,530
— Diluted	867,330,893		892,893,907		870,985,464		903,729,925

Cash dividends per share	$—		$—		$0.35		$0.30

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD

RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)

For the Three Months Ended February 28, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$4,102,795	$—		$4,102,795	100%
Reimbursements	388,317	—		388,317

Revenues	4,491,112	—		4,491,112

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,234,139	(370,000	)(1)	2,864,139	69.8%
Reimbursable expenses	388,317	—		388,317

Cost of services	3,622,456	(370,000)		3,252,456
Sales and marketing	393,412	20,000	(1)	413,412	10.1%
General and administrative costs	345,347	8,000	(1)	353,347	8.6%
Reorganization (benefits) costs, net	(7,415)	13,540	(2)	6,125

Total operating expenses	4,353,800	(328,460)		4,025,340

OPERATING INCOME	137,312	328,460		465,772	11.4%

Gain on investments, net	1,792	—		1,792
Interest income	24,581	—		24,581
Interest expense	(4,558)	—		(4,558)
Other income	2,805	—		2,805

INCOME BEFORE INCOME TAXES	161,932	328,460		490,392	12.0%

Provision for income taxes	57,820	105,000	(1)	162,820

INCOME BEFORE MINORITY INTEREST	104,112	223,460		327,572	8.0%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(32,654)	—		(32,654)
Minority interest — other (3)	(1,778)	—		(1,778)

NET INCOME	$69,680	$223,460		$293,140	7.1%

CALCULATION OF EARNINGS PER SHARE:
Net income	$69,680			$293,140
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (4)	32,654			32,654

Net income for diluted earnings per share calculation	$102,334			$325,794

EARNINGS PER SHARE:
- Basic	$0.12			$0.50

- Diluted	$0.11			$0.37

WEIGHTED AVERAGE SHARES:
- Basic	585,674,656			585,674,656
- Diluted	892,893,907			892,893,907

(1)	Represents the net National Health Service (NHS) adjustments of $342,000 less $105,000 in related tax benefit.

(2)	Adjustment represents reorganization benefits recorded during the quarter.

(3)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(4)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD

RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)

For the Six Months Ended February 28, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$8,272,270	$—		$8,272,270	100%
Reimbursements	761,858	—		761,858

Revenues	9,034,128	—		9,034,128

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,083,306	(370,000	)(1)	5,713,306	69.1%
Reimbursable expenses	761,858	—		761,858

Cost of services	6,845,164	(370,000)		6,475,164
Sales and marketing	802,014	20,000	(1)	822,014	9.9%
General and administrative costs	739,113	8,000	(1)	747,113	9.0%
Reorganization (benefits) costs, net	(2,031)	14,638	(2)	12,607

Total operating expenses	8,384,260	(327,362)		8,056,898

OPERATING INCOME	649,868	327,362		977,230	11.8%

Gain on investments, net	3,230	—		3,230
Interest income	54,934	—		54,934
Interest expense	(9,243)	—		(9,243)
Other expense	(13,142)	—		(13,142)

INCOME BEFORE INCOME TAXES	685,647	327,362		1,013,009	12.2%

Provision for income taxes	253,689	105,000	(1)	358,689

INCOME BEFORE MINORITY INTEREST	431,958	222,362		654,320	7.9%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(142,790)	—		(142,790)
Minority interest — other (3)	(4,548)	—		(4,548)

NET INCOME	$284,620	$222,362		$506,982	6.1%

CALCULATION OF EARNINGS PER SHARE:
Net income	$284,620			$506,982
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (4)	142,790			142,790

Net income for diluted earnings per share calculation	$427,410			$649,772

EARNINGS PER SHARE:
- Basic	$0.49			$0.87

- Diluted	$0.47			$0.72

WEIGHTED AVERAGE SHARES:
- Basic	586,031,530			586,031,530
- Diluted	903,729,925			903,729,925

(1)	Represents the net National Health Service (NHS) adjustments of $342,000 less $105,000 in related tax benefit.

(2)	Adjustment represents reorganization benefits recorded during the first and second quarters.

(3)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(4)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD

SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent	Percent	Percent of
	Three Months Ended		Increase	Increase	Total Fiscal 2007
	February 28, 2007	February 28, 2006	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,086,164	$1,026,092	6%	1%	23%
Financial Services	1,050,667	833,362	26%	18%	22%
Government	655,064	597,687	10%	6%	14%
Products	1,165,094	1,004,205	16%	11%	24%
Resources	787,420	639,066	23%	18%	17%
Other	5,429	2,383	n/m	n/m	—

TOTAL Net Revenues	4,749,838	4,102,795	16%	10%	100%

Reimbursements	419,515	388,317	8%

TOTAL REVENUES	$5,169,353	$4,491,112	15%

GEOGRAPHY
Americas	$2,042,857	$1,897,766	8%	7%	43%
EMEA	2,333,753	1,914,458	22%	11%	49%
Asia Pacific	373,228	290,571	28%	24%	8%

TOTAL Net Revenues	$4,749,838	$4,102,795	16%	10%	100%

TYPE OF WORK
Consulting	$2,833,507	$2,465,376	15%	9%	60%
Outsourcing	1,916,331	1,637,419	17%	12%	40%

TOTAL Net Revenues	$4,749,838	$4,102,795	16%	10%	100%

			Percent	Percent	Percent of
	Six Months Ended		Increase	Increase	Total Fiscal 2007
	February 28, 2007	February 28, 2006	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$2,182,554	$2,073,633	5%	1%	23%
Financial Services	2,117,914	1,688,234	25%	20%	22%
Government	1,282,892	1,195,806	7%	5%	14%
Products	2,359,762	2,021,240	17%	13%	25%
Resources	1,550,410	1,289,352	20%	16%	16%
Other	10,394	4,005	n/m	n/m	—

TOTAL Net Revenues	9,503,926	8,272,270	15%	11%	100%

Reimbursements	831,786	761,858	9%

TOTAL REVENUES	$10,335,712	$9,034,128	14%

GEOGRAPHY
Americas	$4,132,962	$3,753,256	10%	10%	43%
EMEA	4,636,433	3,925,127	18%	10%	49%
Asia Pacific	734,531	593,887	24%	21%	8%

TOTAL Net Revenues	$9,503,926	$8,272,270	15%	11%	100%

TYPE OF WORK
Consulting	$5,742,960	$5,042,015	14%	10%	60%
Outsourcing	3,760,966	3,230,255	16%	12%	40%

TOTAL Net Revenues	$9,503,926	$8,272,270	15%	11%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)
For the Three Months Ended February 28, 2007 and 2006
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income (Loss) as Reported (GAAP)
	2007		2006
		Percent of			Percent of	Percent
	Operating	OG Net	Operating		OG Net	Increase
OPERATING GROUPS	Income	Revenues	Income (Loss)		Revenues	(Decrease)
Communications & High Tech	$113,600	10%	$177,488		17%	(36%)
Financial Services	103,809	10%	102,332		12%	1%
Government	92,629	14%	(136,584	)(1)	(23%)	n/m
Products	140,331	12%	(82,678	)(1)	(8%)	n/m
Resources	109,023	14%	76,754		12%	42%

Total	$559,392	11.8%	$137,312		3.3%	n/m

	FY07 Operating Income as Reported (GAAP) compared to FY06 Operating Income (Loss) Excluding Reorganization Benefits (Non-GAAP)
	2007		2006
				Operating
				Income (Loss)
	Operating	Percent of		Adjusted for		Percent of	Percent
	Income (as	OG Net	Reorg.	Reorg.		OG Net	Increase
OPERATING GROUPS	Reported)	Revenues	Benefits(2)	Benefits		Revenues	(Decrease)
Communications & High Tech	$113,600	10%	$3,243	$174,245		17%	(35%)
Financial Services	103,809	10%	2,810	99,522		12%	4%
Government	92,629	14%	2,008	(138,592	)(1)	(23%)	n/m
Products	140,331	12%	3,306	(85,984	)(1)	(9%)	n/m
Resources	109,023	14%	2,173	74,581		12%	46%

Total	$559,392	11.8%	$13,540	$123,772		3.0%	n/m

n/m = not meaningful

(1)	Includes the impact of the second-quarter National Health Service (NHS) adjustments.

(2)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Consolidated Income Statement.

ACCENTURE LTD

OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)

For the Six Months Ended February 28, 2007 and 2006
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income (Loss) as Reported (GAAP)
	2007		2006
		Percent of			Percent of	Percent
	Operating	OG Net	Operating		OG Net	Increase
OPERATING GROUPS	Income	Revenues	Income (Loss)		Revenues	(Decrease)
Communications & High Tech	$248,001	11%	$349,794		17%	(29%)
Financial Services	237,701	11%	183,935		11%	29%
Government	120,991	9%	(74,962	)(1)	(6%)	n/m
Products	347,410	15%	35,055	(1)	2%	n/m
Resources	214,881	14%	156,046		12%	38%

Total	$1,168,984	12.3%	$649,868		7.9%	80%

	FY07 Operating Income as Reported (GAAP) compared to FY06 Operating Income (Loss) Excluding Reorganization Benefits (Non-GAAP)
	2007		2006
	Operating	Percent of		Operating Income (Loss) Adjusted for		Percent of	Percent
	Income (as	OG Net	Reorg.	Reorg.		OG Net	Increase
OPERATING GROUPS	Reported)	Revenues	Benefits(2)	Benefits		Revenues	(Decrease)
Communications & High Tech	$248,001	11%	$3,473	$346,321		17%	(28%)
Financial Services	237,701	11%	3,054	180,881		11%	31%
Government	120,991	9%	2,187	(77,149	)(1)	(6%)	n/m
Products	347,410	15%	3,601	31,454	(1)	2%	n/m
Resources	214,881	14%	2,323	153,723		12%	40%

Total	$1,168,984	12.3%	$14,638	$635,230		7.7%	84%

n/m = not meaningful

(1)	Includes the impact of the second-quarter National Health Service (NHS) adjustments.

(2)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Consolidated Income Statement.

ACCENTURE LTD

CONSOLIDATED BALANCE SHEETS

February 28, 2007 and August 31, 2006
(In thousands of U.S. dollars)

	February 28, 2007	August 31, 2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,959,939	$3,066,988
Short-term investments	182,007	352,951
Receivables from clients, net	2,287,482	1,916,450
Unbilled services	1,448,924	1,350,211
Other current assets	678,985	667,221

Total current assets	7,557,337	7,353,821

NON-CURRENT ASSETS:
Unbilled services	83,756	105,081
Investments	99,183	125,119
Property and equipment, net	714,469	727,692
Other non-current assets	1,099,614	1,106,367

Total non-current assets	1,997,022	2,064,259

TOTAL ASSETS	$9,554,359	$9,418,080

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$25,009	$24,792
Accounts payable	832,583	856,087
Deferred revenues	1,726,099	1,511,259
Accrued payroll and related benefits	1,840,763	1,693,796
Other accrued liabilities	1,651,088	1,730,548

Total current liabilities	6,075,542	5,816,482

NON-CURRENT LIABILITIES:
Long-term debt	4,249	27,065
Other non-current liabilities	779,344	812,400

Total non-current liabilities	783,593	839,465

MINORITY INTEREST	771,105	867,878

SHAREHOLDERS’ EQUITY	1,924,119	1,894,255

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,554,359	$9,418,080